                                                                    EXHIBIT 3.21



              ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
                                      OF
                             AD ART DISPLAYS, INC.


          1. The name of the Corporation is AD ART DISPLAYS, INC. (the "Corporation").

          2. Article I of the Articles of Incorporation of the Corporation is amended to read as follows:

                               "ARTICLE I - NAME
                               ----------------

             The name of the Corporation is AD ART ELECTRONIC SIGN
     CORPORATION"


          3. The foregoing amendment was adopted by the sole shareholder and directors of the Corporation by Joint Written Consent dated April 10, 1998.


          IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Articles of Amendment this 10th day of April, 1998.



                                        /s/ J. William Brandner
                                      ---------------------------
                                      J. William Brandner
                                      President